Exhibit 99.1

Investors:	Andrew S. Hersom
Investor Relations
203.338.4581
Andrew.Hersom@peoples.com

Media:	Valerie C. Carlson
Corporate Communications
203.338.2351
Valerie.Carlson@peoples.com

FOR IMMEDIATE RELEASE

June 18, 2015

PEOPLE’S UNITED BANK, N.A. RELEASES RESULTS OF 2015

DODD-FRANK ACT COMPANY-RUN STRESS TEST

BRIDGEPORT, CT – People’s United Bank, N.A. announced today the release of its 2015 company-run stress test results. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, People’s United Bank is required to conduct annual stress tests (“DFAST”) to assess the potential effect of hypothetical economic scenarios on earnings and capital. The results of the Bank’s 2015 DFAST indicate that the Bank will have the financial resources to successfully navigate a severe and protracted economic downturn and will maintain capital levels that exceed regulatory minimums throughout the nine quarter planning period under the Federal Reserve’s Supervisory Severely Adverse Scenario.

The Bank’s disclosures of projected results, risks and assumptions are hypothetical and made in accordance with regulatory requirements. The stress scenario, risks and financial results do not necessarily reflect the Bank’s future expectations of results of operations and are not intended to be the Bank’s forecast of future economic or financial conditions, but rather reflect potential results under the Federal Reserve’s Supervisory Severely Adverse scenario. Since People’s United Financial, Inc. was not a bank holding company in 2014, a DFAST filing was not required on a consolidated level and accordingly, the results disclosed reflect stress tests conducted at the Bank. The results can be found in the Investor Relations section of the Bank’s Internet site at peoples.com under Financial Information.

People’s United Bank is a subsidiary of People’s United Financial, Inc., a diversified financial services company with $36 billion in assets. People’s United Bank, founded in 1842, is a premier, community-based, regional bank in the Northeast offering commercial and retail banking, as well as wealth management services through a network of over 400 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Visit us at peoples.com.

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